Chang Lee LLP
Chartered Accountants
606-815 Hornby Street
Vancouver, B.C., V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the “Form S-8”) and the reoffer prospectus (the “Reoffer Prospectus’) included in the Form S-8 of our report dated February 23, 2011, with respect to the balance sheets of Sonora Resources Corp. (formerly Nature’s Call Brands Inc.) as at November 30, 2010 and 2009 and the related statements of operations and comprehensive loss, stockholders' equity (deficit), and cash flows for the years then ended and for the period cumulative from December 3, 2007 (inception) to November 30, 2010, included in the Annual Report on Form 10-K for the year ended November 30, 2010, filed with the United States Securities and Exchange Commission on February 25, 2011.

We also consent to the reference to us under the heading “Experts and Counsel” in the Reoffer Prospectus.

Vancouver, British Columbia	Chartered Accountants
Canada
April 14, 2011